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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 3, 2005

                           SOUTHSIDE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

             Texas                      0-12247                75-1848732
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)       Identification Number)

           1201 S. Beckham, Tyler, Texas                          75701
      (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (903) 531-7111

                                       NA
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under Securities
     Act (17 CFR 230-425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 3, 2005, Southside Bancshares, Inc. ("Southside") Board of Directors approved amendments to the Retirement Plan for the Subsidiaries of Southside Bancshares, Inc. ("the Plan") as amended and restated which will affect future participation in the plan and reduce the accrual of future benefits.

The amendments to the Plan approved by the Southside Board of Directors include the following:

     o Entrance into the Plan by new employees will be frozen effective November 15, 2005;

     o Benefit accruals for current participants will be reduced in future periods effective January 1, 2006. The current benefit accrual of 2% for the first 20 years of service, 1% for the next 15 years and a formula for the benefit accruals for each service year over 35 years has been changed to reduce future benefit accruals for current participants. The future benefit accrual for current participants effective January 1, 2006 will be amended to 90% of 1% for the first 35 years of service and the formula for benefit accruals for each year of service over 35 years will be reduced by 10%.

Southside anticipates that the amendments to the Plan will have a positive impact on earnings as the reduced future benefits to current participants and freezing of new participants should reduce the cost of maintaining the Plan in the future.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SOUTHSIDE BANCSHARES, INC.


Date:  November 9, 2005                        By:  /s/  Lee R. Gibson
                                                    ----------------------------
                                                    Lee R. Gibson
                                                    Executive Vice President and
                                                    Chief Financial Officer